Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
and Rule 13a-14(b) or Rule 15d-14(b)

My name is Maxwell Ramos and I am the and Secretary and Treasurer of Cataca Resources, Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)

the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Cataca Resources, Inc. as of, and for, the periods presented in the Report.

/s/Maxwell Ramos
Maxwell Ramos
Secretary and Treasurer
Cataca Resources, Inc.

Date:  March 28, 2016